Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party, and then only with respect to such revoking party.

Dated: September 28, 2011

OEPW, LLC

By: One Equity Partners IV, L.P., its Managing Member

By: OEP General Partner IV, L.P., its General Partner

By: OEP Parent LLC, its General Partner

/s/ Christian Ahrens
    Name: Christian Ahrens
    Title: Manager

ONE EQUITY PARTNERS IV, L.P.

By: OEP General Partner IV, L.P., its General Partner

By: OEP Parent LLC, its General Partner

/s/ Christian Ahrens
    Name: Christian Ahrens
    Title: Managing Director

OEP GENERAL PARTNER IV, L.P.

By: OEP Parent LLC, its General Partner

/s/ Christian Ahrens
    Name: Christian Ahrens
    Title: Managing Director

OEP PARENT LLC

/s/ Christian Ahrens
    Name: Christian Ahrens
    Title: Managing Director